Incorporated Under the Laws of the Commonwealth of Virginia



No. -0-

-0- Shares

# Burke & Herbert Financial Services Corp.

Authorized Common Stock, $0.50 Par Value, 20,000,000 Shares
Authorized Serial Preferred Stock, $1.00 Par Value, 2,000,000 Shares

THIS CERTIFIES THAT *SPECIMEN* is the owner of
Zero ---------- Shares of the Capital Stock of
Burke & Herbert Financial Services Corp., a Virginia corporation fully paid and nonassessable,
transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ______ day of ______ A.D. 20__

President

Secretary

SHARES EACH

CERTIFICATE

FOR

-0-

SHARES

of the

Capital Stock

Burke & Herbert Financial Services Corp.

ISSUED TO

SPECIMEN

DATE

For Value Received, ______ hereby sell, assign and transfer unto ______

______ Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______ Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______ 20__

In presence of

______

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.